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                                                                    Exhibit 10.1
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                                  ENTRUST, INC.

                            Option Exchange Agreement
                                    Revised

     THIS AGREEMENT is made this 21st day of February, 2002, between Entrust, Inc., a Maryland corporation (the "Company"), and F. William Conner (the "Participant").

     WHEREAS the Company executed a Stock Option Agreement dated May 5, 1999 evidencing the grant by the Company to the Participant on such date of an option to purchase 13,000 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"), at a purchase price of $22.875 per share under the Company's Amended and Restated 1996 Stock Incentive Plan, as amended (the "Plan"), and a Stock Option Agreement dated April 27, 2000 evidencing the grant by the Company to the Participant on such date of an option to purchase 8,000 shares of Common Stock at a purchase price of $45.125 per share under the Plan (together, such agreements, the "Option Agreements, " and together, such options, the "Options").

     For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

     1. Exchange of Options for Cash. The Participant hereby surrenders to the
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Company all of his right, title and interest in, to and under the Option
Agreements and the Options, in each case, effective as of the date hereof. In consideration of the Participant's surrender of the Options in accordance with the immediately preceding sentence, the Company hereby pays to the Participant the sum of $1.00 in cash.

     2. Binding Effect. This Agreement shall be binding upon and inure to the
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benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     3. Entire Agreement. This Agreement and the Plan constitute the entire
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agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement, including but not limited to, the Option Agreements. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

     4. Governing Law. This Agreement shall be construed, interpreted and
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enforced in accordance with the internal laws of the State of Maryland without regard to any applicable conflicts of laws.

     5. Participant's Acknowledgments. The Participant acknowledges that he or
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she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant's own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                               ENTRUST, INC.


                                               By: /s/ David L. Thompson
                                                   -----------------------------
                                                   David L. Thompson
                                                   Senior Vice President and CFO

                                                   Address: Entrust, Inc.
                                                            One Hanover Park
                                                            16633 Dallas Parkway
                                                            Suite 800
                                                            Addison, Texas 75001


                                                   /s/ F. William Conner
                                                   -----------------------------
                                                   F. William Conner

                                                   Address: 6130 Tulip Lane
                                                            Dallas, Texas 75230